EXHIBIT 10.1

JOINDER AND RELEASE AGREEMENT

This Joinder and Release Agreement (this “Agreement”) is made by and between Entellus Medical, Inc., a Delaware corporation (“Parent”), and the undersigned (the “Company Holder”), a holder of capital stock of Spirox, Inc., a Delaware corporation (the “Company”). Capitalized terms used in this Agreement and not otherwise defined have the meanings ascribed to such terms in the Merger Agreement (as defined below), a copy of which has been made available to the Company Holder.

RECITALS

WHEREAS, the Company Holder has executed and delivered this Agreement in connection with that certain Agreement and Plan of Merger (the “Merger Agreement”), dated as of July 6, 2017, and attached as Exhibit A, by and among Parent, Stinger Merger Sub, Inc., a Delaware corporation and an indirect wholly owned subsidiary of Parent (“Merger Sub”), the Company and Fortis Advisors LLC as the Equityholder Representative thereunder, pursuant to which Merger Sub shall be merged with and into the Company, whereupon the separate corporate existence of Merger Sub shall cease and the Company shall continue as the surviving corporation and a wholly owned subsidiary of Parent (the “Merger”).

WHEREAS, the Board of Directors of the Company (the “Board”) has unanimously (i) determined that the Merger is fair to, and in the best interests of, the Company and the Company Stockholders, (ii) approved and adopted the Merger Agreement, the Merger and the transactions contemplated thereby, and has declared them advisable, and (iii) recommended that the Company Stockholders adopt and approve the Merger Agreement and the related agreements, including the form of Escrow Agreement attached hereto as Exhibit B, and approve the Merger and the transactions contemplated by the Merger Agreement.

WHEREAS, the Board has approved the submission to the Company Stockholders of, and has recommended that the Company Stockholders agree to the appointment of Fortis Advisors LLC to serve as the Equityholder Representative under the Merger Agreement.

WHEREAS, the holders of (i) a majority of the outstanding shares of Company Capital Stock (on an as-converted to Company Common Stock basis) and (ii) a majority of the outstanding shares of Company Preferred Stock (on an as-converted to Company Common Stock basis), have executed an Action by Written Consent of the Stockholders pursuant to which such Company Stockholders have (A) approved and adopted the Merger Agreement and related agreements, including the form of Escrow Agreement, the Merger, and the other transactions contemplated by the Merger Agreement pursuant to and in accordance with the applicable provisions of the Delaware General Corporation Law (the “DGCL”) and the Company’s certificate of incorporation as in effect on the date hereof (as amended, the “Charter”) through an Action by Written Consent of the Stockholders, and (B) agreed to be bound by the terms of the Merger Agreement, including, without limitation, the consideration adjustments and indemnification provisions of the Merger Agreement and the provisions regarding the appointment of the Equityholder Representative to act on behalf of the Company Stockholders pursuant to the authority granted in the Merger Agreement.

WHEREAS, the Company Holder understands and acknowledges that Parent and Merger Sub are entitled to rely on (i) the truth and accuracy of the Company Holder’s representations and warranties contained herein and (ii) the Company Holder’s performance of the obligations, covenants and agreements set forth herein.

AGREEMENT

NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements herein contained, and intending to be legally bound hereby, Parent and the Company Holder hereby agree as follows:

1. Representations and Warranties of the Company Holder. The Company Holder hereby represents and warrants to Parent and Merger Sub as follows:

(a) Organization and Standing. If and to the extent that the Company Holder is an entity, the Company Holder is duly organized, validly existing and in good standing under the laws of the jurisdiction of its formation.

(b) Authority for Agreements.

(i) If the Company Holder is an entity, the Company Holder has all requisite corporate, limited liability company, or other analogous organizational power and corporate, limited liability company, or other analogous organizational authority to enter into this Agreement and any other ancillary agreements to which the Company Holder is a party in connection with the Merger (collectively, the “Related Agreements”) and to consummate the transactions contemplated hereby and thereby. The execution and delivery of this Agreement and any other Related Agreements to which the Company Holder is a party by the Company Holder and the consummation by the Company Holder of the transactions contemplated hereby and thereby have been duly authorized by all necessary action on the part of the Company Holder, and no further action is required on the part of the Company Holder (or its stockholders, shareholders, limited or general partners, or other equity or interest holders of the Company Holder) to authorize this Agreement and any other Related Agreements to which the Company Holder is a party and the transactions contemplated hereby and thereby. This Agreement and each of the other Related Agreements to which the Company Holder is a party have been duly executed and delivered by the Company Holder and, assuming the due authorization, execution and delivery by the other parties hereto and thereto, constitute valid and binding obligations of the Company Holder enforceable against him, her or it in accordance with their respective terms, subject to (A) laws of general application relating to bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors’ rights generally and (B) rules of law governing specific performance, injunctive relief, other equitable remedies and other general principles of equity.

(ii) The execution and delivery by the Company Holder of this Agreement and any other Related Agreement to which the Company Holder is a party, and the consummation of the transactions contemplated hereby and thereby, will not conflict with or result in any violation of or default in any material respect under (with or without notice or lapse of time, or both) (A) any provision of the organizational documents of the Company Holder, as applicable, each as amended to date and currently in effect, (B) any material Contract to which the Company Holder is a party or by which any of his, her or its properties or assets may be bound or (C) any judgment, order, decree, statute, law, ordinance, rule or regulation applicable to the Company Holder or any of his, her or its properties or assets (whether tangible or intangible), except in each case for any such conflict or violation which would not reasonably be expected to have the effect of impairing the ability of the Company Holder to perform his, her or its obligations under this Agreement or any of the Related Agreements.

(iii) The Company Holder has carefully read and understands the scope and effect of the provisions of this Agreement, the Merger Agreement and the other Related Agreements to which the Company Holder is or shall become a party in connection with the Merger Agreement and the Merger.

(c) Brokers and Finders. No Person has acted on behalf of the Company Holder or any of Company Holder’s “affiliates” or “associates” (as those terms are defined in Rule 405 under the Securities Act of 1933, as amended) in such manner as to give rise to any valid claim against Parent, Merger Sub, the Company or any of their respective Affiliates (other than the Company Holder) for brokerage or finders’ fees or agents’ commissions, fees related to investment banking or similar advisory services or any similar charges in connection with this Agreement or any Related Agreements to which such Company Holder is a party, nor will Parent, the Company or their respective Affiliates (other than the Company Holder) incur, directly or indirectly, any such liability based on arrangements made by or on behalf of the Company Holder.

(d) Ownership of Company Capital Stock. The Company Holder is the beneficial and sole record owner of, and has the right to vote and to dispose of, the shares (his, her or its “Owned Shares”) of Company Capital Stock set forth on the signature page hereto (subject to, in the case of individuals, applicable community property laws, if any), and, as of the Closing, such Owned Shares are free and clear of any pledge, lien, security interest, mortgage, charge, claim, equity, option, proxy, voting restriction, voting trust or agreement, understanding, arrangement, right of first refusal, limitation on disposition, adverse claim of ownership or use or encumbrance of any kind (except for liens, encumbrances, and restrictions arising by reason of the federal securities laws, and applicable state “blue sky” and comparable securities laws), and neither such Owned Shares nor any interest therein has been sold, assigned, endorsed, transferred, deposited under any agreement, hypothecated, pawned, pledged for any bank or brokerage loan or otherwise, or disposed of in any manner by the Company Holder.

(e) Litigation. As of the date hereof, there is no action, suit, claim, litigation, arbitration or proceeding of any nature pending, or to the knowledge of the Company Holder, threatened in writing, against the Company Holder or his, her or its properties (tangible or intangible) (or, if and to the extent that the Company Holder is an entity, any of the Company Holder’s officers or directors (in their capacities as such)), in each case that relates in any way to this Agreement, the Merger Agreement, any other Related Agreements to which the Company Holder is a party or any of the transactions contemplated hereby or thereby. To the knowledge of the Company Holder and as of the date hereof, there is no investigation or other proceeding pending or threatened, against the Company Holder or any of his, her or its properties (tangible or intangible) (or, if and to the extent that the Company Holder is an entity, any of the Company Holder’s officers or directors (in their capacities as such)) by or before any Governmental Authority, in each case that relates in any way to this Agreement, the Merger Agreement, any other Related Agreements to which the Company Holder is a party or any of the transactions contemplated hereby or thereby.

(f) Reliance; Opportunity to Discuss; Access to Information. The Company Holder acknowledges and understands that the representations, warranties and covenants by the Company Holder set forth herein shall be relied upon by Parent, the Company, and their respective Affiliates and counsel, and that substantial losses and damages may be incurred by such Persons if the Company Holder’s representations, warranties or covenants set forth herein are inaccurate or are breached. The Company Holder has carefully read this Agreement, the Merger Agreement and the other Related Agreements to which the Company Holder is a party and has discussed the requirements of this Agreement, the Merger Agreement and such other Related Agreements with the Company Holder’s professional advisors to the extent the Company Holder has deemed necessary. The Company Holder hereby acknowledges and agrees that the Company Holder has had the opportunity to ask questions of and obtain any additional information reasonably available to the Company with respect to the Company’s plans, results of operations, financial conditions, businesses, properties, assets or business prospects, and the Company Holder has received all such information as the Company Holder deems necessary and appropriate to enable the Company Holder to evaluate the risks and merits of this Agreement, the Merger Agreement and any other Related Agreements to which the Company Holder is a party and the transactions contemplated hereby and thereby, including the Merger and the deposit of a portion of the consideration receivable by the Company Holder in connection with the Merger into the Escrow Funds pursuant to the terms of the Merger Agreement.

(g) Tax Matters. The Company Holder has had an opportunity to review with his, her or its own tax advisors the tax consequences of the Merger and the transactions contemplated by the Merger Agreement, this Agreement and any Related Agreements. The Company Holder understands that he, she or it must rely solely on his, her or its advisors and not on any statements or representations made by Parent, the Company or any of their agents or representatives or advisors. The Company Holder understands that the Company Holder (and not Parent, the Company or the Surviving Corporation) shall be responsible for any tax liability for the Company Holder that may arise as a result of the Merger or the transactions contemplated by the Merger Agreement, this Agreement and any Related Agreements.

2. Joinder as Party to the Merger Agreement.

(a) The Company Holder hereby agrees to join and become a party to the Merger Agreement as an Equityholder and agrees to be bound by the terms and conditions of the Merger Agreement applicable to Equityholders, including the indemnification obligations of the Equityholders under Article IX of the Merger Agreement. The Holder hereby acknowledges that he, she or it will be responsible for any breaches of any representations and warranties of the Company set forth in the Merger Agreement to the extent, and subject to the limitations, set forth in the Merger Agreement.

(b) The Company Holder hereby acknowledges and agrees that (i) at the Closing, Parent will withhold from the consideration otherwise payable under Section 2.06 of the Merger Agreement amounts equal to the Escrow Fund and the Reserve Fund, pursuant to and subject to the terms and conditions of the Merger Agreement, (ii) such Company Holder shall be entitled to a portion of the Escrow Fund and Reserve Fund, in each case if any, only as and when such amount is payable to such Company Holder in accordance with the provisions of the Merger Agreement, the Escrow Agreement or the agreement with the Equityholders Representative, as applicable and (iii) such Company Holder’s interest in any Escrow Fund or Reserve Fund is a contingent right to a portion of the Escrow Fund or Reserve Fund, respectively and in each case if any, distributed pursuant to indemnification, escrow and other provisions of the Merger Agreement, the Escrow Agreement and the agreement with the Equityholders Representative.

3. Survival; Indemnification.

(a) Survival. If the Merger is consummated, the representations and warranties of the Company Holder set forth in Section 1 of this Agreement shall survive the Closing and the Effective Time and shall remain in full force and effect until the expiration of the statute of limitations (including any extension or waivers thereof) applicable thereto.

(b) Indemnification. The Company Holder hereby agrees to hold harmless and indemnify Parent from and against, and shall compensate and reimburse Parent for, any Damages which are actually suffered or incurred by Parent for Damages to the extent such Damages arise from or as a result of, (i) any inaccuracy in the representations and warranties made by the Company Holder in this Agreement, or (ii) the failure by the Company Holder to perform or comply with any covenant or agreement in this Agreement.

4. Equityholder Representative. The Company Holder hereby agrees to the appointment of Fortis Advisors LLC as the Equityholder Representative and as his, her or its true, exclusive and lawful agent and attorney-in-fact, to act in the name, place and stead of the Company Holder in connection with the transactions contemplated by the Merger Agreement, in accordance with the terms and provisions Section 10.1 of the Merger Agreement.

5. Covenants of Company Holder.

(a) Confidentiality. Except with the prior written consent of Parent, the Company Holder agrees (i) to keep confidential and not disclose (other than to its affiliates and its and their respective officers, directors, partners, members, prospective investors, employees, attorneys, accountants, and other advisors, provided that such Persons have agreed to or are otherwise bound by the confidentiality restrictions contained herein or other comparable confidentiality restrictions) (1) the terms and conditions and existence of this Agreement and the Merger Agreement and the Related Agreements and the transactions contemplated hereby and thereby; and (2) all Company Confidential Information (as defined below) obtained by the Company Holder or its directors, officers, employees, agents or representatives; and (ii) not to use any such Company Confidential Information in any manner whatsoever (unless such Company Holder (x) is an employee of Parent or one of its controlled Affiliates following the Closing, in which case such Company Holder shall be entitled to use any Company Confidential Information solely in carrying out his or her duties as, and during the term he or she is, an employee of Parent or one its controlled Affiliates following the Closing and (y) has one of its or its Affiliates officers, directors, partners or members serving as a director of Parent or one of its controlled Affiliates following the Closing, in which case such Company Holder shall be entitled to use any Company Confidential Information solely in assisting such person in carrying out his or her duties as, and during the term he or she is, serving as a director of Parent or one of its controlled Affiliates ), except, in each case, to the extent that (A) such information has otherwise been made public; (B) any such information is reasonably necessary for enforcing the Company Holder’s rights hereunder or thereunder or is disclosed to any Governmental Authority in connection with any Proceedings involving a dispute between the Company Holder and Parent; (C) the Company Holder is required by any Applicable Law to divulge or disclose any such information (in which case the Company Holder shall promptly notify Parent in advance of disclosing such information and use commercially reasonable efforts to cooperate with Parent, at Parent’s sole cost and expense, to limit such disclosure to the extent permitted under any Applicable Law); (D) with respect to any information described in clause (a)(i)(1), the Company Holder is providing such disclosure to prospective investors or is required to disclose such information to its partner, member, stockholder or wholly owned subsidiary, former partner or member of the partnership or limited liability company or any subsequent partnership or limited liability company or any subsequent partnership or limited liability company under common investment management, limited partner, general partner, member or management company or other current or former equity owners or its, his or her advisors and such Persons are bound to keep such information confidential; or (E) as set forth in Section 6(b) relating to the Company Holder’s communications or filings with a Government Agency (as defined herein). For the avoidance of doubt, the Company Holder understands that pursuant to the federal Defend Trade Secrets Act of 2016, Company Holder shall not be held criminally or civilly liable under any federal or state trade secret law for the disclosure of a trade secret that (A) is made (i) in confidence to a federal, state, or local government official, either directly or indirectly, or to an attorney; and (ii) solely for the purpose of reporting or investigating a suspected violation of law; or (B) is made in a complaint or other document filed in a lawsuit or other proceeding, if such filing is made under seal.

For purposes of this paragraph, “Company Confidential Information” means all trade secrets and all other information, knowledge, ideas or data relating to the Company that is proprietary or confidential, including, but not limited to, any customer, vendor or partnership lists, customer data or information, prospective customer names, business strategies, models and techniques, management and marketing plans, financial statements, financial information and projections, know-how, pricing policies, pricing information and pricing methodologies, operational methods, methods of doing business, compensation, technical processes, formulae and algorithms, research and development, designs and design projects, inventions, hardware, software programs, files, software, code, reports, documents, manuals, forms, business plans and projects or prospective projects pertaining to the Company and including any information of others that the Company has agreed to keep confidential.

(b) Restrictions on Transfer. The Company Holder agrees, without the prior written consent of Parent, not, directly or indirectly, to sell, transfer, tender, assign, pledge, encumber, contribute to the capital of any entity, hypothecate, give or otherwise dispose of, grant a proxy or power of attorney with respect to, deposit into any voting trust or enter into a voting arrangement or agreement, or create or permit to exist any lien of any nature whatsoever with respect to (in each case, other than as a result of death, a “Transfer”), any Owned Shares, or to make any offer or agreement relating thereto, at any time prior to the earlier to occur of the Effective Time and the termination of this Agreement in accordance with its terms (the “Termination Date”), other than a Transfer to one or more Affiliates who agree to be bound by this Agreement. The Company Holder agrees that any shares of Company Capital Stock that such Company Holder shall purchase or with respect to which such Company Holder shall otherwise acquire beneficial ownership after the execution of this Agreement and prior to the Termination Date shall be subject to the terms and conditions of this Agreement to the same extent as if they constituted Owned Shares as of the date of this Agreement.

(c) Compliance. Prior to the Termination Date, the Company Holder shall not knowingly take any action that would (i) make any representation or warranty of such Company Holder contained herein untrue or incorrect or (ii) reasonably be expected to have the effect of impairing the ability of the Company Holder to perform his, her or its obligations under this Agreement or any of the Related Agreements or preventing or materially delaying the consummation of any of the transactions contemplated by the Merger Agreement, this Agreement, any Related Agreement or the Written Consent.

(d) No Solicitation. The Company Holder acknowledges that he, she or it has received a copy of the Merger Agreement. Until the Termination Date, the Company Holder (in his, her or its capacity as such) shall not, directly or indirectly, take any action prohibited by Section 6.16 of the Merger Agreement. Prior to the Termination Date, in the event the Company Holder shall receive or become aware of any Acquisition Proposal, the Company Holder shall promptly inform the Company as to any such matter and the details thereof.

(e) Irrevocable Consent. The Company Holder hereby agrees not to modify, revoke or rescind the Written Consent executed by the Company Holder or any resolution contained therein and further agrees not to adopt any resolutions modifying, rescinding or revoking the Written Consent executed by the Company Holder or any resolution contained therein or otherwise precluding approval of the Merger, the Merger Agreement or any Related Agreement or the adoption of the Merger Agreement unless and until the Merger Agreement is terminated in accordance with its terms. The Company Holder agrees that he, she or it will not bring, commence, institute, maintain, prosecute, participate in or voluntarily aid any Proceeding, in law or in equity, in any court or before any Governmental Authority, that (i) challenges the validity of or seeks to enjoin the operation of any provision of the Written Consent or this Agreement or the execution and delivery of the Merger Agreement and Related Agreements or the consummation of the Merger and the other transactions contemplated thereby or (ii) alleges that the execution and delivery of the Written Consent or this Agreement by the Company Holder, either alone or together with the other consents, voting or stockholder agreements and proxies to be delivered in connection with the Merger Agreement, breaches any fiduciary duty, whether of the Board of Directors of the Company or any member thereof, of any officer of the Company or of any holder of Company Capital Stock or other Company securities.

(f) Waiver of Appraisal and Dissenters’ Rights. The Company Holder hereby irrevocably and unconditionally acknowledges that, by execution of the Written Consent, such Company

Holder has waived any rights the Company Holder would have to dissent to the Merger and request an appraisal of the fair market value or fair value of shares of Company Capital Stock held by such Company Holder pursuant to Applicable Law. The Company Holder hereby waives and agrees not to exercise appraisal rights, and waives any dissenters’ rights that such Company Holder may have under any Applicable Law or could potentially have or acquire in connection with the execution and delivery of the Merger Agreement or the consummation of the Merger and Company Holder acknowledges and agrees that he, she or it has read Section 262 of the DGCL, a copy of which is attached hereto as Exhibit C, and is knowingly waiving his, her or its rights thereunder.

6. General Release.

Effective for all purposes as of the Effective Time, the Company Holder acknowledges and agrees, on behalf of himself, herself or itself and each of his, her or its trustees, heirs, beneficiaries, estates, directors, officers, Affiliates, agents (solely to the extent the Company Holder has authority to bind such agents), employees, executors, administrators, successors and assigns, (each, a “Releasor”) that:

(a) Releasor represents and warrants that, as of the date hereof, he, she or it has no Claims (as defined below) (other than Excluded Claims (as defined below)) against the Company, Parent, Merger Sub or any of their respective advisors, agents, directors, officers, Affiliates, employees, representatives, predecessors, successors, related entities, assigns or the like (collectively, the “Releasees”).

(b) Releasor hereby irrevocably and unconditionally releases the Releasees from any and all charges, complaints, claims, liabilities, obligations, promises, agreements, controversies, damages or causes of action, suits, rights, demands, costs, losses, debts and expenses (including attorneys’ fees and costs incurred) of any nature whatsoever, known or unknown, suspected or unsuspected, that Releasor may have had in the past, may now have or may have in the future relating to the Releasor’s relationship with the Company (collectively, “Claims”); provided that the foregoing release shall not cover Claims arising from rights of Releasor under or to: (i) any unpaid wages accrued in the ordinary course of business of the Company; (ii) any indemnification or other protections owing to Releasor under the Company’s certificate of incorporation or bylaws or equivalent charter documents or, in the case of directors or officers, any indemnification agreement between the Company and such director or officer or under any directors’ and officers’ liability insurance policy maintained by the Company; (iii) under the Merger Agreement or under the Related Agreements; (iv) any claim which cannot be waived as a matter of law; or (v) any claim (unrelated to any equity holdings in the Company) held by a portfolio company of any private equity or venture capital fund that is affiliated with a Company Holder or any other Affiliate of such Company Holder (any of the foregoing Claims described in clauses (i) through (v), “Excluded Claims”). Nothing contained in this Agreement, including Sections 5 and 6, limits Releasor’s ability to file a charge or complaint with any federal, state or local governmental agency or commission (a “Government Agency”). In addition, nothing contained in this Agreement limits Releasor’s ability to communicate with any Government Agency or otherwise participate in any investigation or proceeding that may be conducted by any Government Agency, including Releasor’s ability to provide documents or other information, without notice to the Company, nor does anything contained in this Agreement apply to truthful testimony in litigation. If Releasor files any charge or complaint with any Government Agency and if the Government Agency pursues any claim on Releasor’s behalf, or if any other third party pursues any claim on Releasor’s behalf, Releasor waives any right to monetary or other individualized relief (either individually, or as part of any collective or class action); provided that nothing in this Agreement limits any right Releasor may have to receive a whistleblower award or bounty for information provided to the Securities and Exchange Commission.

(c) Releasor represents and acknowledges that he, she or it has read this release and understands its terms and has been given an opportunity to ask questions of the Company’s representatives. Releasor further represents that in signing this release he, she or it does not rely, and has not relied, on any representation or statement not set forth in this release made by any representative of the Company or anyone else with regard to the subject matter, basis or effect of this release or otherwise except such representations and warranties set forth in the Merger Agreement.

(d) Releasor acknowledges that he, she or it is familiar with Section 1542 of the Civil Code of the State of California (“Section 1542”), which provides as follows:

A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS OR HER FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM OR HER MUST HAVE MATERIALLY AFFECTED HIS OR HER SETTLEMENT WITH THE DEBTOR.

(e) Releasor hereby irrevocably and unconditionally waives and relinquishes any rights and benefits that Releasor may have under Section 1542 or any similar or analogous statute or common law principle of any jurisdiction. Releasor acknowledges that he, she or it may hereafter discover facts in addition to or different from those that Releasor now knows or believes to be true with respect to the subject matter of this release, but it is Releasor’s intention to fully and finally and forever settle and release any and all Claims (other than as set forth in Section 6(b) above) that do now exist, may exist or heretofore have existed with respect to the subject matter of this release. In furtherance of this intention, the releases contained herein shall be and remain in effect as full and complete general releases notwithstanding the discovery or existence of any such additional or different facts.

(f) This release is conditioned upon the consummation of the Merger as contemplated in the Merger Agreement, and shall become null and void, and shall have no effect whatsoever, without any action on the part of any Person, upon termination of the Merger Agreement for any reason or upon any amendment, modification or waiver of the Merger Agreement relating to a change in (i) the form or amount of Merger Consideration or (ii) the indemnification obligations of the Equityholders therein, to which the Releasor has not consented.

7. Miscellaneous.

(a) Binding Effect; Assignment. Neither this Agreement nor any of the rights, interests or obligations of the Company Holder hereunder may be assigned, directly or indirectly, by the Company Holder (whether by merger, operation of law or otherwise) without the prior written consent of Parent. Any attempted assignment by the Company Holder without Parent’s prior written consent will be of no force and effect. Parent may transfer or assign its rights and obligations under this Agreement without the consent of the Company Holder, at any time in whole or from time to time in part, to one or more of its Affiliates. Subject to the foregoing, this Agreement shall be binding upon and inure to the benefit of the parties and their respective successors and permitted assigns.

(b) Notices. All notices and other communications under this Agreement shall be in writing and shall be deemed given (i) when delivered personally by hand (with written confirmation of receipt by other than automatic means, whether electronic or otherwise), (ii) when sent by e-mail (with non-automated written confirmation of receipt) or (iii) one Business Day following the day sent by an internationally recognized overnight courier, in each case, at the following addresses or email addresses (or to such other address or email address as a party may have specified by notice given to the other party pursuant to this provision):

(A) If to the Company Holder, to the address (including email address) of the Company Holder identified on its signature page hereto,

with a copy to (which shall not constitute notice):

Cooley LLP

380 Interlocken Crescent, Suite 900

Broomfield, CO 80023

Email: lmedina@cooley.com and mhallinan@cooley.com

Attention: Laura Medina and Matt Hallinan

(B) If to Parent, to:

Entellus Medical, Inc.

3600 Holly Lane North, Suite 60

Plymouth, Minnesota 55447

Email: jonelle.burnham@entellusmedical.com

Attention: Legal Department

with a copy to (which shall not constitute notice):

Latham & Watkins LLP

650 Town Center Drive, 20th Floor

Costa Mesa, California 92626

Email: charles.ruck@lw.com; mark.bekheit@lw.com

Attention: Charles K. Ruck and Mark M. Bekheit

(c) Governing Law; Consent to Jurisdiction. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, without giving effect to principles of conflicts of laws that would require the application of the laws of any other jurisdiction. The parties hereto agree that any Proceeding seeking to enforce any provision of, or based on any matter arising out of or in connection with, this Agreement or the transactions contemplated hereby shall be brought exclusively in any federal court located in the State of Delaware or any Delaware state court, and each of the parties hereby irrevocably consents to the exclusive jurisdiction of such courts (and of the appropriate appellate courts therefrom) in any such Proceeding and irrevocably waives, to the fullest extent permitted by law, any objection that it may now or hereafter have to the laying of the venue of any such Proceeding in any such court or that any such Proceeding brought in any such court has been brought in an inconvenient forum. Process in any such Proceeding may be served on any party anywhere in the world, whether within or without the jurisdiction of any such court. Without limiting the foregoing, each party agrees that service of process on such party as provided in Section 7(b) shall be deemed effective service of process on such party.

(d) Entire Agreement; Amendments and Waivers. This Agreement (including the Annexes and Exhibits hereto) and the Merger Agreement represent the entire understanding and agreement between Parent, on the one hand, and the Company Holder, on the other hand, with respect to the subject matter hereof. This Agreement may only be amended, supplemented or changed by a written instrument signed by each of Parent and the Company Holder. Each provision in this Agreement may only be waived by written instrument making specific reference to this Agreement signed by the party against whom enforcement of any such provision so waived is sought. No action taken pursuant to this Agreement, including any investigation by or on behalf of any party, shall be deemed to constitute a waiver by the party taking such action of compliance with any representation, warranty, covenant or agreement contained herein. The waiver by any party hereto of a breach of any provision of this Agreement shall not operate or be construed as a further or continuing waiver of such breach or as a waiver of any other or subsequent breach. No failure on the part of any party to exercise, and no delay in exercising, any right, power or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of such right, power or remedy by such party preclude any other or further exercise thereof or the exercise of any other right, power or remedy.

(e) Severability. If any condition, term or other provision of this Agreement is invalid, illegal, or incapable of being enforced by any Law or public policy, all other conditions, terms or provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal, or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner in order that the transactions contemplated hereby are consummated as originally contemplated to the greatest extent possible.

(f) Headings. The division of this Agreement into Sections and other subdivisions and the insertion of headings are for convenience of reference only and shall not affect or be utilized in construing or interpreting this Agreement. All references in this Agreement to any “Section” or other subsection are to the corresponding Section or other subsection of this Agreement, unless otherwise specified.

(g) Counterparts; Delivery by E-mail.

(i) This Agreement, and any amendment, restatement, supplement or other modification hereto or waiver hereunder (A) may be executed in any number of counterparts (including by means of e-mail in .pdf format), each of which will be deemed to be an original copy of this Agreement and all of which, when taken together, will be deemed to constitute one and the same agreement and (B) to the extent signed and delivered by means of a scanned pages via e-mail, shall be treated in all manner and respect as an original contract and shall be considered to have the same binding legal effects as if it were the original signed version thereof delivered in person.

(ii) At the request of any party hereto, each other party hereto shall re-execute original forms hereof and deliver them to all other parties. No party hereto or to any such agreement shall raise the use of email to deliver a signature or the fact that any signature or agreement was transmitted or communicated through the use of email as a defense to the formation of a contract, and each such party forever waives any such defense.

(h) Waiver of Jury Trial. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATED TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

(i) Interpretation. Whenever the words “include,” “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation,” whether or not they are in fact followed by those words or words of like import. All references to the Company in this Agreement shall be deemed to refer to the Company and each of its subsidiaries unless the context otherwise requires.

(j) Third Party Beneficiaries. The Company, the Surviving Corporation, the Equityholder Representative and each of the other Indemnitees are intended third party beneficiaries of this Agreement and shall be entitled to enforce this Agreement against the undersigned in accordance with its terms.

(k) Other Remedies. Except as otherwise set forth herein, any and all remedies herein expressly conferred upon a party will be deemed cumulative with and not exclusive of any other remedy conferred hereby, or by law or equity upon such party, and the exercise by a party of any one remedy will not preclude the exercise of any other remedy. Without prejudice to any remedies at law, the parties shall be entitled to specific performance in the event of a breach or threatened breach of this Agreement. Without prejudice to any remedies at law, the parties shall be entitled to specific performance in the event of a breach or threatened breach of this Agreement.

8. Rules of Construction. The parties hereto agree that they waive the application of any law, regulation, holding or rule of construction providing that ambiguities in an agreement or other document will be construed against the party drafting such agreement or document.

9. Termination. The parties hereto agree that this Agreement shall terminate automatically in the event that the Merger Agreement is terminated and the Effective Time does not occur.

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IN WITNESS WHEREOF, the parties hereto have caused this Joinder and Release Agreement to be duly executed as of the date first written above.

PARENT:

ENTELLUS MEDICAL, INC.

By:
Name:	Brent Moen
Title:	Chief Financial Officer

[Signature Page to Joinder and Release]

IN WITNESS WHEREOF, the parties hereto have caused this Joinder and Release Agreement to be duly executed as of the date first written above.

COMPANY HOLDER:

By:

Name:

Title:

Date:

Company Capital Stock Held (Number of Shares):

Common Stock:

Series A Preferred Stock:

Series A-1 Preferred Stock:

Series B Preferred Stock:

Series C Preferred Stock:

Notice Address:

[Signature Page to Joinder and Release]

Exhibit A

Merger Agreement

Exhibit B

Escrow Agreement

Exhibit C

Section 262 of the DGCL